SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003

Verticalnet, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-25269	23-2815834

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA		19355

(Address of principal executive offices)		Zip Code

Registrant’s telephone, including area code: (610) 240-0600

(Former name and former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

On July 30, 2003, Verticalnet, Inc. (“Verticalnet”) issued a press release disclosing Verticalnet’s repurchase of $6.4 million of its 5¼% convertible subordinated debentures due September 2004. A copy of Verticalnet’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS.

The information contained in the attached exhibits is unaudited and should be read in conjunction with Verticalnet’s quarterly and annual reports filed with the Securities and Exchange Commission.

(c)    Exhibits.

The following are included as exhibits to this report furnished under Item 12:

99.1	Press Release dated July 30, 2003 issued by Verticalnet, Inc.
99.2	Pro Forma Shareholders’ Equity (Deficit) – Unaudited – As of June 30, 2003

ITEM	9. REGULATION FD DISCLOSURE (including information provided under Item 12,
Results	of Operations and Financial Condition)

The following information is furnished under “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition.”

On July 30, 2003, Verticalnet issued a press release setting forth Verticalnet’s expected financial results for the quarter ended June 30, 2003. A copy of Verticalnet’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Verticalnet has provided unaudited pro forma shareholders’ equity (deficit) because Verticalnet believes this presentation is helpful to investors in understanding the effect of Verticalnet’s repurchase of $6.4 million of its 5¼% convertible subordinated debentures due September 2004, as described in Item 5 above. The pro forma presentation demonstrates the effect on Verticalnet’s shareholders’ equity as if this subsequent event had occurred on June 30, 2003. A copy of the pro forma is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC.

Date: July 31, 2003	By:	/S/ GENE S. GODICK

Name: Gene S. Godick Title: ExecutiveVice Presidentand Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 30, 2003 issued by Verticalnet, Inc.
99.2	Pro Forma Shareholders’ Equity (Deficit) – Unaudited—As of June 30, 2003